                                                                    EXHIBIT 99.1

                                                                       Page
                                                                       ----
Historical Financial Statements:

Annual
Report of Independent Accountants                                         7
Consolidated Statements of Income for the Years ended
   December 31, 1998 and 1999                                             8
Consolidated Statements of Changes in Financial Position (Cash Flows)
   for the Years Ended December 31, 1998 and 1999                         9
Consolidated Balance Sheets as of December 31, 1998 and 1999             10
Notes to Consolidated Financial Statements                               11

Interim (Unaudited)
Consolidated Statements of Income for the Six Months ended
   June 30, 1999 and 2000                                                42
Consolidated Statements of Changes in Financial Position (Cash Flows)
   and Reconciliation of Net Debt for the Six Months Ended
   June 30, 1999 and 2000                                                43
Consolidated Balance Sheets as of June 30, 1999 and 2000                 45
Notes to Interim Financial Statements                                    46

    To the Board of Directors and Shareholders of Hickson International plc

In our opinion, the accompanying consolidated balance sheets and the related consolidated profit and loss accounts and cash flow statements present fairly in all material respects, the financial position of Hickson International plc and its subsidiaries at December 31, 1998 and 1999 and the results of their operations and their cash flows for each of the two years in the period ended December 31, 1999 in conformity with accounting principles generally accepted in the United Kingdom. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these financial statements in accordance with auditing standards generally accepted in the United States which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

Accounting principles generally accepted in the United Kingdom vary in certain significant respects from accounting principles generally accepted in the United States. The application of the latter would have affected the determination of consolidated net income expressed in sterling for each of the two years in the period ended December 31, 1999 and the determination of consolidated shareholders' equity and consolidated financial position also expressed in sterling at December 31, 1999 and 1998 to the extent summarised in Note 27 to the consolidated financial statements.



PricewaterhouseCoopers
Leeds, England
21 March 2000, except for the information presented in Note 27 for which the date is 31 October 2000

                          ANNUAL FINANCIAL STATEMENTS

                           HICKSON INTERNATIONAL PLC
                      CONSOLIDATED PROFIT & LOSS ACCOUNT

                           Years ended 31 December:

                                     Before     Exceptional                   Before     Exceptional
                                  -----------   -----------                -----------   -----------
                            Note  Exceptional    Items 1999                Exceptional    Items 1998   Total 1998
                            ----  -----------   -----------                -----------   -----------   -----------
                                   Items 1999     (Note 4)    Total 1999   Items 1998     (Note 4)
                                  -----------   -----------   ----------   -----------   -----------
                                   (Pounds)m     (Pounds)m     (Pounds)m    (Pounds)m     (Pounds)m     (Pounds)m
Turnover..................     1        219.0            --        219.0         227.2            --        227.2
Deduct share of
 associated
 undertakings.............               10.8            --         10.8           9.8            --          9.8
                                       ------   -----------       ------        ------   -----------       ------
Group turnover............              208.2            --        208.2         217.4            --        217.4
Costs and overheads.......     3       (200.8)        (21.7)      (222.5)       (203.1)         (6.0)      (209.1)
                                       ------   -----------       ------        ------   -----------       ------
Operating Profit..........     1          7.4         (21.7)       (14.3)         14.3          (6.0)         8.3
Share of operating
 profit in associated
 undertakings.............                1.1            --          1.1           1.0            --          1.0
Loss on termination
 and disposal of
 operations...............                 --            --           --            --          (7.0)        (7.0)
                                       ------   -----------       ------        ------   -----------       ------
Profit/(Loss) before
 interest and
 taxation.................                8.5         (21.7)       (13.2)         15.3         (13.0)         2.3
                                       ------   -----------                     ------   -----------
Interest..................     6                                    (2.4)                                    (2.5)
                                                                  ------                                   ------
Loss Before
 Taxation.................                                         (15.6)                                    (0.2)
Taxation..................     7                                    (2.6)                                     0.7
                                                                  ------                                   ------
(Loss)/Profit for the
 Financial Year...........                                         (18.2)                                     0.5
Dividends.................     8                                    (2.8)                                    (2.8)
                                                                  ------                                   ------
Retained Loss for the
 Financial Year...........                                         (21.0)                                    (2.3)
                                                                  ======                                   ======
Earnings per Share             9
Before Exceptional
 Items....................
Basic.....................                                         2.01p                                   6.61 p
Diluted...................                                         2.01p                                   6.61 p
(Loss)/Earnings per
 Share
After Exceptional
 Items....................
Basic.....................                                      (10.47)p                                   0.29 p
Diluted...................                                      (10.47)p                                   0.29 p

The results for the years ended 31 December 1998 and 1999 all relate to continuing operations, except for turnover of (Pounds)1.4m and costs and overheads of (Pounds)1.4m which related to discontinued operations in 1998.

                STATEMENT OF TOTAL RECOGNISED GAINS AND LOSSES
                      For the year ended 31 December 1999

                                                                             1999           1998
                                                                        --------------  -------------
                                                                          (Pounds)m       (Pounds)m
                                                                        --------------  -------------
   (Loss)/Profit for the financial year                                         (18.2)            0.5
   Adjustment in respect of the translation of foreign currency net
    investments to sterling                                                      (0.8)            0.5
                                                                                -----            ----
   Total Recognised Gains and Losses relating to the Year                        19.0             1.0
                                                                                =====            ====

                           HICKSON INTERNATIONAL PLC
                              CASH FLOW STATEMENT

                                                                      Year ended 31 December:
                                                                      -------------------------
Note                                                                      1999          1998
----
                                                                        (Pounds)m    (Pounds)m
       NET CASH INFLOW FROM OPERATING ACTIVITIES
       BEFORE EXCEPTIONAL ITEMS.....................................          28.6        27.6
       Exceptional items............................................          (3.9)      (11.5)

                                                                             -----       -----
10     NET CASH INFLOW FROM OPERATING ACTIVITIES....................          24.7        16.1
       RETURNS ON INVESTMENTS AND SERVICING OF
       FINANCE......................................................
       Interest paid................................................          (2.7)       (3.8)
       Interest received............................................           0.3         1.3

                                                                             -----       -----
                                                                              (2.4)       (2.5)

                                                                             -----       -----
       TAXATION.....................................................          (0.5)       (1.7)
       CAPITAL EXPENDITURE..........................................
       Purchase of tangible fixed assets............................         (14.1)      (14.7)
       Sale of tangible fixed assets................................           0.3         0.4

                                                                             -----       -----
                                                                             (13.8)      (14.3)

                                                                             -----       -----
       ACQUISITIONS AND DISPOSALS...................................
       Sale of businesses and investments...........................            --         0.6
       Other items..................................................          (0.1)       (0.7)

                                                                             -----       -----
                                                                              (0.1)       (0.1)

                                                                             -----       -----
       EQUITY DIVIDENDS PAID........................................          (3.9)       (1.8)
11     NET CASH INFLOW/(OUTFLOW) BEFORE FINANCING...................           4.0        (4.3)
       MANAGEMENT OF LIQUID RESOURCES...............................
       Sale of cash investments.....................................           0.7         0.2
       FINANCING....................................................
       New loans....................................................            --         3.2
       Repayment of amounts borrowed................................          (2.8)         --

                                                                             -----       -----
                                                                              (2.8)        3.2
                                                                             -----       -----
12     INCREASE/(DECREASE) IN CASH..................................           1.9        (0.9)
                                                                             =====       =====

                           HICKSON INTERNATIONAL PLC
                          CONSOLIDATED BALANCE SHEETS

                                                                       December 31:
                                                                 -------------------------
                                                                Note      1999        1998
                                                               ------   --------    --------
                                                                       (Pounds)m   (Pounds)m
Fixed Assets
Tangible fixed assets.........................................     13       83.4       101.5
Investments...................................................     14        4.1         4.2
                                                                           -----       -----
                                                                            87.5       105.7
                                                                           -----       -----
Current Assets
Stocks........................................................     15       29.9        34.4
Debtors.......................................................     16       54.5        54.4
Cash at bank and in hand......................................     17       15.2        13.7
                                                                           -----       -----
                                                                            99.6       102.5
Creditors Amounts Falling Due Within One Year.................     18      (55.2)      (49.6)
                                                                           -----       -----
Net Current Assets............................................              44.4        52.9
                                                                           -----       -----
Total Assets Less Current Liabilities.........................             131.9       158.6
                                                                           -----       -----
Creditors Amounts Falling Due After More Than One Year........     19      (42.6)      (45.5)
Provisions for Liabilities and Charges........................     21      (16.2)      (18.2)
                                                                           -----       -----
Net Assets....................................................              73.1        94.9
                                                                           =====       =====
Capital and Reserves
Called up share capital.......................................     22       44.0        44.0
Share premium account.........................................     23       24.5        24.5
Profit and loss account.......................................     23        4.6        26.4
                                                                           -----       -----
Shareholders' Funds--Equity Interest..........................     23       73.1        94.9
                                                                           =====       =====

                           HICKSON INTERNATIONAL PLC
                              ACCOUNTING POLICIES

Basis of Accounting

The financial statements have been prepared in accordance with applicable UK accounting standards under the historical cost convention.


Basis of Consolidation

The Group financial statements consolidate the accounts of Hickson International PLC and its subsidiary undertakings. The results of the businesses are consolidated from the effective date of their acquisition to the effective date of their sale.


Goodwill

Prior to 31 December 1997, goodwill, being the amount by which the consideration for new Group and associated undertakings differs from the fair value of net assets acquired, was set against reserves in the year in which it arose. From 1 January 1998, goodwill arising on future acquisitions will be carried as an asset in the balance sheet and amortised as appropriate, in equal annual instalments over its estimated economic life, being a period not exceeding 20 years. There were no acquisitions made in the current period. The reported profit or loss on any future sale or termination of a business will include any goodwill which has not been amortised through the profit and loss account or which was previously charged directly to reserves.


Associated Undertakings

A company is treated as an associated undertaking when the Group has a participating interest in its equity share capital and exercises a significant influence over operating and financial policy. The Group's interests in associated undertakings in the consolidated balance sheet reflect the Group's share of the underlying net tangible assets.


Deferred Taxation

No provision is made for deferred taxation resulting from timing differences between profits computed for taxation purposes and profits stated in the accounts unless there is reasonable probability that such timing differences will give rise to a taxation liability in the foreseeable future.


Foreign Currencies

Transactions denominated in foreign currencies are translated at the rate of exchange on the day the transaction occurs or at the contracted rate if the transaction is covered by a forward exchange contract.

                           HICKSON INTERNATIONAL PLC


Assets and liabilities denominated in foreign currencies are translated at the exchange rate ruling at the balance sheet date or if appropriate at the forward contract rate. Exchange differences arising in the accounts of individual companies are included in the profit and loss account except that, where foreign currency borrowings have been used to finance equity investments in foreign currencies, exchange differences arising on the borrowings are dealt with through reserves to the extent that they are covered by exchange differences arising on the net assets represented by the equity investments. The accounts of overseas subsidiaries and associated undertakings are translated into sterling on the following bases:

    Assets and liabilities at the rate of exchange ruling at the year end date.

    Profit and loss account items at the average rate of exchange ruling during the financial year.

    Exchange differences arising on the re-translation of opening net assets into sterling are recorded as movements on reserves in the Group balance sheet.


Financial Instruments

The Group uses derivative financial instruments (interest rate swaps and forward exchange contracts) to hedge its exposure to fluctuations in interest and foreign exchange rates. Instruments accounted for as hedges are designated as a hedge at the inception of contracts.

Receipts and payments on interest rate instruments are recognised on an accruals basis over the life of the instrument.

Gains and losses on foreign currency hedges are recognised on maturity of the underlying transaction, other than translational hedges of foreign currency investments, which are taken to reserves.

Gains and losses arising from the re-timing of foreign exchange transactional cover and those arising on hedging instruments which are cancelled due to the termination of the underlying exposure, are taken to the profit and loss account.


Stock Valuation

Stocks are stated at the lower of cost, on a first in first out basis, and estimated net realisable value.


Long-Term Contracts

In relation to substantial long-term contracts, turnover and profits are recognised by reference to the estimated outcome for the contract as a whole, on stages completed within specification.

                           HICKSON INTERNATIONAL PLC


Depreciation and Carrying Values of Fixed Assets

Depreciation is calculated at rates appropriate to write off individual fixed assets from the time they become fully operational by equal annual instalments over their estimated useful lives which are reviewed on a regular basis. The assumed life of buildings is 40 years or the term of the lease if shorter; plant and machinery are written off over 4 to 20 years; vehicles over 4 to 5 years and fixtures and fittings over 3 to 5 years. Freehold land, long leasehold land and assets in the course of construction are not depreciated.

The carrying value of fixed assets is reviewed for impairment if events or changes in circumstances suggest that their carrying amount may not be recoverable. When an impairment review is undertaken, the recoverable amount is calculated as the net present value of expected future cash flows of the relevant income generating unit. The discount rate used in these calculations is based upon the Group's weighted average cost of capital adjusted for the risks associated with the relevant unit.


Leased Assets

Where assets are acquired under finance leases the amount representing the outright purchase price of such assets is included in tangible fixed assets. Depreciation is provided at rates designed to write off the net cost in equal annual amounts over the shorter of the estimated useful lives of the assets (which are the same as those for assets purchased outright) or the period of the leases. The capital element of future rentals is treated as a liability and the interest element is charged to the profit and loss account over the period of the leases in proportion to the balances outstanding. Operating lease rentals are charged to the profit and loss account when incurred.


Investment Grants

Grants related to expenditure on tangible fixed assets are credited to the profit and loss account over a period approximating to the lives of the qualifying assets.


Environmental Liabilities

Environmental costs that relate to an existing condition caused by past operations and that do not contribute to current or future earnings are expensed. Liabilities for environmental costs are recognised when environmental assessments or cleanups are required and the associated costs can be reasonably estimated.


Research and Development

All research and development expenditure is charged against profits in the year in which it is incurred.

                           HICKSON INTERNATIONAL PLC

Pensions

The cost of providing pension benefits is charged to the profit and loss account so as to spread the cost of pensions over the employees' working lives.

                             NOTES TO THE ACCOUNTS

1   SEGMENTAL INFORMATION

                                                      Operating profit/(loss)        Operating (loss)/profit
                                                      -----------------------        -----------------------
                                  Turnover                     before                          after
                                  --------                     ------                          -----
                                                         exceptional items               exceptional items
                                                         -----------------               -----------------
                              1999       1998          1999             1998           1999            1998
                              ----       ----          ----             ----           ----            ----
                            (Pounds)m  (Pounds)m     (Pounds)m       (Pounds)m       (Pounds)m      (Pounds)m
Parent Company
 and Group
 undertakings                   208.2      217.4             7.4            14.3          (14.3)            8.3
Associated
 undertakings                    10.8        9.8             1.1             1.0            1.1             1.0

                                -----      -----            ----            ----          -----            ----
                                219.0      227.2             8.5            15.3          (13.2)            9.3

                                =====      =====            ====            ====          =====            ====
Organic Chemicals                65.5       84.3            (4.0)            6.3          (25.7)            6.3
Protection and
 Coatings                       153.5      141.5            15.4            12.4           15.4             6.4
Discontinued
 operations                        --        1.4              --              --             --              --
Group/shared
 services.................         --         --            (2.9)           (3.4)          (2.9)           (3.4)

                                -----      -----            ----            ----          -----            ----
                                219.0      227.2             8.5            15.3          (13.2)            9.3

                                =====      =====            ====            ====          =====            ====

                                                       Operating assets
                                                       ----------------
                                                       1999         1998
                                                     ---------   ---------
                                                     (Pounds)m   (Pounds)m
Parent Company and Group undertakings.............        94.9       120.8
Associated undertakings...........................         3.2         3.0

                                                          ----       -----
                                                          98.1       123.8

                                                          ====       =====
Organic Chemicals.................................        76.4       100.9
Protection and Coatings...........................        25.6        30.8
Discontinued operations...........................         5.7         5.0
Group/shared services.............................        (9.6)      (12.9)

                                                          ----       -----
                                                          98.1       123.8

                                                          ====       =====

                           HICKSON INTERNATIONAL PLC


Operating assets shown above are derived from the balance sheet total of (Pounds)73.1m (1998 (Pounds)94.9m) by excluding cash at bank and in hand of (Pounds)15.2m (1998 (Pounds)13.7m) and gross borrowings of (Pounds)40.2m (1998 (Pounds)42.6m).


2   GEOGRAPHICAL INFORMATION--PARENT COMPANY AND GROUP UNDERTAKINGS

                                                      Operating profit/(loss)        Operating (loss)/profit
                                                      -----------------------        -----------------------
                                  Turnover                     before                          after
                                  --------                     ------                          -----
                                                         exceptional items               exceptional items
                                                         -----------------               -----------------
                              1999       1998          1999             1998           1999            1998
                              ----       ----          ----             ----           ----            ----
                            (Pounds)m  (Pounds)m     (Pounds)m       (Pounds)m       (Pounds)m      (Pounds)m
Analysis by countries of
origin:
   United Kingdom.........       77.7       92.1          (6.9)           2.1            (28.6)           2.1
   Rest of Europe.........       61.0       62.1           6.5            6.4              6.5            6.4
   The Americas...........       65.5       59.4           7.5            5.7              7.5           (0.3)
   Africa, Asia,
   Australasia............        4.0        3.8           0.3            0.1              0.3            0.1

                                -----      -----          ----           ----             ----           ----
                                208.2      217.4           7.4           14.3            (14.3)           8.3

                                =====      =====          ====           ====             ====           ====

                                          Operating
                                          ---------
                                            assets
                                            ------
                                        1999       1998
                                        ----       ----
                                     (Pounds)m  (Pounds)m
                                     ---------  ---------
Analysis by countries of origin:
   United Kingdom..................       60.7       79.3
   Rest of Europe..................       12.8       16.8
   The Americas....................       20.0       23.8
   Africa, Asia, Australasia.......        1.4        0.9
                                          ----      -----
                                          94.9      120.8
                                          ====      =====

                                           Turnover
                                     --------------------
                                       1999       1998
                                     ---------  ---------
                                     (Pounds)m  (Pounds)m
                                     ---------  ---------
Analysis by location of customer:
   United Kingdom..................       27.5       26.9
   Rest of Europe..................       90.1      105.7
   The Americas....................       78.4       70.5
   Africa, Asia, Australasia.......       12.2       14.3
                                         -----      -----
                                         208.2      217.4
                                         =====      =====

                           HICKSON INTERNATIONAL PLC

3    COSTS AND OVERHEADS

                                                  1999        1998
                                               ----------  ----------
                                               (Pounds)m   (Pounds)m
Raw materials and consumables................       97.5       111.1
Other operating charges......................       48.4        48.0
Staff costs (see note 5).....................       43.7        44.0
Depreciation.................................       31.0        11.6
Change in work in process and finished goods.        3.6        (3.8)
Own work capitalised.........................       (1.0)       (1.6)
Other operating income.......................       (0.7)       (0.2)

                                                   -----       -----
                                                   222.5       209.1
                                                   =====       =====

Costs and overheads include research and development expenditure of (Pounds)3.7m (1998 (Pounds)3.9m), civil litigation costs of (Pounds)nil (1998 (Pounds)6.0m), auditors' remuneration of (Pounds)0.2m (1998 (Pounds)0.2m) and other fees payable to the auditors of (Pounds)0.2m principally for taxation services (1998 (Pounds)0.1m).

Depreciation in 1999 includes a (Pounds)20.0m impairment charge (see note 4).


4   EXCEPTIONAL ITEMS

                                          1999       1998
                                        ---------  ---------
                                        (Pounds)m  (Pounds)m
   Impairment of fixed assets.........       20.0         --
   Rationalisation costs..............        1.7         --
   Civil litigation costs.............         --        6.0
   Loss on termination of operations..         --        7.0

   Loss on disposal of operations.....         --         --
                                             ----       ----
                                             21.7       13.0
                                             ====       ====

In accordance with the requirements of FRS11 'Impairment of fixed assets and goodwill', an impairment review was performed in 1999 on the fixed assets at Hickson & Welch, Castleford. The standard requires fixed assets to be written down where their recoverable amount falls below their carrying value. The resulting exceptional charge has been calculated using a pre-tax discount rate of 11.5%.

Rationalisation costs in 1999 relate to a provision for severance costs at Hickson & Welch, Castleford.

                           HICKSON INTERNATIONAL PLC

In 1998 civil litigation costs comprise a provision for the total financial impact of the jury's verdict on the wood preservative chemical spillage at a railroad yard in Tennessee in 1994. This provision should not be interpreted as the Directors' view of the likely outcome of the appeal which is being prosecuted vigorously.

In 1998 the loss on termination of operation of (Pounds)7.0m relates to the closure of certain Fine Chemical Intermediate facilities at Hickson & Welch, Castleford and is stated after provisions of (Pounds)3.0m principally in connection with severance costs.

The net tax charge in the profit and loss account includes an amount of (Pounds)nil for 1999 (1998 (Pounds)2.0m credit) in respect of the exceptional items.


5   DIRECTORS AND EMPLOYEES

                                                 1999       1998
                                               ---------  ---------
                                               (Pounds)m  (Pounds)m
   Staff costs:
   Wages and salaries........................       35.0       35.3
   Social security costs.....................        5.9        5.6
   Other pension costs.......................        2.8        3.1
                                                   -----      -----
                                                    43.7       44.0
                                                   =====      =====

                                                  Number     Number
                                                  ------     ------
  Average number of employees:
   UK........................................        676        816
   Overseas..................................        683        677
   Employees of discontinued operations......         --          9
                                                   -----      -----
                                                   1,359      1,502
                                                   =====      =====
   At year end...............................      1,352      1,421
                                                   =====      =====

                           HICKSON INTERNATIONAL PLC


                                                                                                         Total Emoluments
                                                                                                    --------------------------
                                                                                       Payments in
                                               Salary     Benefits in      Annual        lieu of
DIRECTORS' EMOLUMENTS                         or fees      kind /(7)/       bonus        pension        1999          1998
                                           (Pounds)'000  (Pounds)'000   (Pounds)'000  (Pounds)'000  (Pounds)'000  (Pounds)'000
------------------------------------------------------------------------------------------------------------------------------
Chairman
Sir James Hann /(1)/ (Resigned
 30 September 1999)                                  75                                                       75            75
D.J. Wilbraham /(2)/ (Appointed
 1 October 1999)                                    183            10             46            20           259           304

Executive Directors
J.S. Court /(3)/ (Resigned 30 June 1999)             69             6             18             7           100           191
J.F. Langton                                        135            10             53                         198           179
J.K. Maiden (Appointed 1 July 1999)                  55             5             16             4            80
J.H. Markham /(4)/                                  144            90 /(8)/       33            11           278           170
D.H.D. Toolin (Appointed 16 August 1999)             41            37 /(8)/        8             2            88

Non-Executive Directors
K.W. Humphreys /(5)/                                 40                                                       40            40
R. Jordan                                            20                                                       20            20
M.E. Llowarch (Resigned 1 September 1999)            13                                                       13            26
J.A. Roberts /(5)/                                   20                                                       20            20
                                         -------------------------------------------------------------------------------------

Total                                               795           158            174            44         1,171         1,025
                                         =====================================================================================

Notes
(1) By a consultancy agreement between the Company, James Hann Management Services Limited and Sir James Hann dated 5 December 1994, as amended by a letter dated 9 July 1997, James Hann Management Services Limited agreed to provide the services of Sir James Hann as Chairman of the Company until the date of the AGM in 1999, after which the agreement continued on an annual basis and terminated in December 1999 following the retirement of Sir James. In the year ended 31 December 1999 (Pounds)75,000 (1998 (Pounds)75,000) was paid under this agreement. No remuneration was paid directly to Sir James.
(2) Dr. Wilbraham received salary of (Pounds)164,000, benefits in kind of (Pounds)10,000, bonus of (Pounds)46,000 and payments of (Pounds)20,000 for the period he was Group Chief Executive. He received a salary of (Pounds)19,000 for the period he was Chairman and no other benefits.
(3) Following his resignation Mr. Court completed a number of projects for the Company and received salary and benefits totalling (Pounds)80,000 as an employee. He is no longer employed by the Group.
(4) The highest paid Director in 1999 was Mr. Markham whose emoluments were (Pounds)278,000. His accrued pension entitlement at the end of the year under the defined benefit scheme was (Pounds)8,000. The highest paid Director in 1998 was Dr. Wilbraham whose emoluments were (Pounds)304,000. His accrued pension entitlement at the end of 1998 under the defined benefit scheme was (Pounds)4,000.
(5) Dr. Humphreys receives an additional fee at the rate of (Pounds)20,000 per annum in respect of his work as Chairman of the Group's Responsible Care Supervisory Board.
(6) By letter of agreement dated 1 December 1993, as varied by a letter dated 28 June 1996, (Pounds)20,000 (1998 (Pounds)20,000) was paid to Picram Company for the services of Dr. Roberts.
(7) Benefits in kind relate to car and petrol benefits, private medical and other insurance paid by the Company.
(8) The benefits in kind for Mr. Markham and Mr. Toolin include their expenses in relocating to Yorkshire which was a stipulation of the Board on their respective new appointments.

                           HICKSON INTERNATIONAL PLC


PENSIONS
DEFINED BENEFIT SCHEMES

The following information relates to the five Executive Directors, apart from Mr. Langton, who participated in the Hickson pension schemes up to the Inland Revenue earnings cap (currently (Pounds)90,600). Payments are made to these Directors in lieu of contributions in respect of earnings in excess of the cap.


                                         Increase in       Accumulated total    Transfer value of
                                       accrued pension    accrued pension at       increase in
                                           in year         31 December 1999        pension year
                                        (Pounds)'000         (Pounds)'000          (Pounds)'000
--------------------------------------------------------------------------------------------------
J.S. Court                                            1                      6                   8
J.K. Maiden                                           1                      1                   6
J.H. Markham                                          2                      8                  25
D.H.D. Toolin                                         1                      1                   6
D. J. Wilbraham                                       1                      5                  16

Notes
(1) The pension benefits exclude any further pension purchased by Additional Voluntary Contributions.
(2) The transfer value has been calculated on the basis of actuarial advice and excludes Directors' contributions.
(3) Dr. Wilbraham has a deferred pension from the Company relating to his period as Group Chief Executive. None of the other Non-Executive Directors receive any pension benefits from the Company.

MONEY PURCHASE SCHEME
One Executive Director, Mr. Langton, accrues retirement benefits under a money purchase scheme. Payments amounting to (Pounds)26,612 (1998 (Pounds)27,401) were made to this personal pension arrangement.

DIRECTORS' INTERESTS
The Directors have beneficial interests in the Ordinary share capital of the Company as detailed below:

                                           Share Options                        Ordinary Shares
                              ----------------------------------------------------------------------------
                                    31 Dec 99          1 Jan 99           31 Dec 99          1 Jan 99
----------------------------------------------------------------------------------------------------------
K.W. Humphreys                                  -                  -              9,000              9,000
R. Jordan                                       -                  -              5,794              5,794
J.F. Langton                              160,000            160,000              7,007              7,007
J.K. Maiden                                52,932             52,932              1,000                  -
J.H. Markham                              315,985            315,985             30,224             27,903
J.A. Roberts                                    -                  -              2,159              2,159
D.H.D. Toolin                               9,832              9,832                  -                  -
D.J. Wilbraham                          1,127,113          1,127,113            201,500            101,500

                           HICKSON INTERNATIONAL PLC


Options held by the Directors at the year end were as follows:

                                       SAYE Granted          Granted and
                                        and not yet            not yet
                                        exercisable          exercisable         Granted           Granted          Granted
                   Option price:             40p                 66p               78p              135p              204p
                     Issue date:        2 October 98         21 March 97       24 April 96        12 May 95       29 April 94
                  Exercise date:       2 October 2003       21 March 2000      24 April 99        12 May 98       29 April 97
                    Expiry date:        2 April 2004        21 March 2007     24 April 2006      12 May 2005     29 April 2004
--------------------------------------------------------------------------------------------------------------------------------
J.F. Langton                                           -                  -                 -                -           160,000
J.K. Maiden                                        2,932                  -                 -           50,000                 -
J.H. Markham                                       9,832                  -           306,153                -                 -
D.H.D. Toolin                                      9,832                  -                 -                -                 -
D.J. Wilbraham                                     9,832            606,000           511,281                -                 -

The mid-market share price at 31 December 1999 was 31.5p and the range during the year was 31.5p to 62p.
There were no changes in the above interests between 31 December 1999 and 20 March 2000.

Conditional awards held by Directors under the shareholder approved long term share incentive plan at the year end were as follows:

                                                          Share awards        Share awards
                                                           31 Dec 99           31 Dec 98
---------------------------------------------------------------------------------------------
J.F. Langton                                                      307,335             165,060
J.K. Maiden                                                       109,985              57,546
J.H. Markham                                                      304,237             163,195
D.H.D. Toolin                                                      57,432                   -
D. J. Wilbraham                                                   501,775             269,487

The above conditional `zero-cost' share awards were made in accordance with the provisions of the Hickson International Long Term Share Incentive Plan as described in the Board's report on executive remuneration on page 21.

The 1997 share award issue date was 13 March 1997, and their earliest exercise date was 13 March 2000. Performance criteria underlying this scheme were not met and so all conditional awards made in 1997 were cancelled on 13 March 2000. The 1998 share award issue date was 13 March 1998, their earliest date is 13 March 2001 and they expire on 13 March 2005. The 1999 share award issue date was 8 April 1999, their earliest exercise date is 8 April 2002 and they expire on 8 April 2006.

6   INTEREST

                                                 1999        1998
                                              ----------  ----------
                                              (Pounds)m   (Pounds)m
  Interest payable:
  Bank overdrafts and other short term
    loans...................................       (0.5)       (0.7)
  Medium term loans.........................       (2.2)       (3.1)
                                                   ----        ----
                                                   (2.7)       (3.8)
  Interest receivable.......................        0.3         1.3
                                                   ----        ----
                                                   (2.4)       (2.5)
                                                   ====        ====

                           HICKSON INTERNATIONAL PLC

7    TAXATION (CHARGE)/CREDIT

                                                 (Pounds)m   (Pounds)m
  Based on the profit for the year:
  UK Corporation tax at 30% (1998 31%)                  --          --
  Overseas tax.................................       (3.1)       (1.2)
  Deferred taxation............................         --         0.7
  Prior year adjustments.......................        0.8         1.5
                                                      ----        ----
                                                      (2.3)        1.0
  Associated undertakings......................       (0.3)       (0.3)
                                                      ----        ----
                                                      (2.6)        0.7
                                                      ====        ====

The element of the tax charge which is attributable to exceptional items is (Pounds)nil (1998 (Pounds)2.0m credit).


8   DIVIDENDS

                                              1999        1998
                                           ----------  ----------
                                           (Pounds)m   (Pounds)m
Interim paid 0.6p (1998 0.6p)............       (1.1)       (1.1)

Final proposed 1.0p (1998 1.0p)..........       (1.7)       (1.7)
                                                ----        ----
                                                (2.8)       (2.8)
                                                ====        ====

If approved the final dividend of 1.0p per share will be paid on 19 June 2000 to the shareholders on the register on 31 March 2000.


9   EARNINGS/(LOSS) PER SHARE

In view of the significance of the exceptional items, the Directors consider it appropriate to disclose earnings per share calculated both before and after these items:-

                                                          1999           1998
                                                     --------------  -------------
                                                       (Pounds)m       (Pounds)m
(Loss)/profit on ordinary activities attributable
 to Hickson International PLC......................          (18.2)           0.5
Impairment of fixed assets.........................           20.0             --
Rationalisation costs..............................            1.7             --
Loss on termination of operations..................             --            7.0
Civil litigation costs.............................             --            6.0
Attributable taxation..............................             --           (2.0)
                                                             -----           ----
Earnings for the year before exceptional items.....            3.5           11.5
                                                             =====           ====

                           HICKSON INTERNATIONAL PLC

                                                         Number (m)     Number (m)
                                                         ----------     ----------
Weighted average number of ordinary shares in
 issue during the year.............................          176.0          176.0
Shares held by share trust.........................           (2.1)          (2.0)
                                                             -----          -----
Basic..............................................          173.9          174.0
Effect of dilutive options.........................             --            0.1
                                                             -----          -----
Diluted............................................          173.9          174.1
                                                             =====          =====
Earnings per share before exceptional items
  Basic............................................          2.01p          6.61p
  Diluted..........................................          2.01p          6.61p
(Loss)/earnings per share exceptional items
  Basic............................................       (10.47)p          0.29p
  Diluted..........................................       (10.47)p          0.29p

10   CASH FLOWS FROM OPERATING ACTIVITIES

                                                                  1999        1998
                                                               ----------  ----------
                                                               (Pounds)m   (Pounds)m
  Operating profit excluding associated undertakings and
    exceptional items........................................        7.4        14.3
  Dividends received from associated undertakings............        0.8         0.7
  Depreciation...............................................       11.0        11.6
  Loss on disposal of tangible fixed assets..................        0.2          --
  Decrease/(increase) in working capital
  Stocks.....................................................        3.7        (3.7)
  Debtors....................................................       (1.6)        5.3
  Creditors..................................................        7.1        (0.6)
                                                                    ----       -----
                                                                    28.6        27.6
  Exceptional items..........................................       (3.9)      (11.5)
                                                                    ----       -----
                                                                    24.7        16.1
                                                                    ====       =====

The movement in creditors shown above excludes taxation and dividends.


11   RECONCILIATION TO NET DEBT

                                                       1999        1998
                                                    ----------  ----------
                                                    (Pounds)m   (Pounds)m
   Net cash inflow/(outflow) before financing.....        4.0        (4.3)
   Translation difference.........................       (0.1)         --
                                                        -----       -----
   Movements in net debt in period................        3.9        (4.3)
   Net debt at 1 January 1999.....................      (28.9)      (24.6)
                                                        -----       -----
   Net debt at 31 December 1999...................      (25.0)      (28.9)
                                                        =====       =====

                           HICKSON INTERNATIONAL PLC

12    ANALYSIS OF NET DEBT

                                                 Cash      Finance
                                                 -----     -------
                                     Cash  investments        debt       Total
                                     ----  -----------        ----       -----
                                (Pounds)m    (Pounds)m   (Pounds)m   (Pounds)m
   At 1 January 1999..........        9.9          3.8       (42.6)      (28.9)
   Net cash flow..............        1.9         (0.7)        2.8         4.0
   Translation difference.....        0.3           --        (0.4)       (0.1)
                                     ----         ----       -----       -----
   At 31 December 1999........       12.1          3.1       (40.2)      (25.0)
                                     ====         ====       =====       =====

Cash at 31 December 1999 represents cash at bank and in hand of (Pounds)12.1m (1998 (Pounds)9.9m) less overdrafts of (Pounds)nil (1998 (Pounds)nil).


13   TANGIBLE FIXED ASSETS

                                                                   Fixtures,
                                                                   ---------
                                                         Plant,    fittings,      Assets in
                                                         ------    ---------      ---------
                                        Land and      machinery    tools and      course of
                                        --------      ---------    ---------      ---------
                                       buildings   and vehicles    equipment   construction       Total
                                       ---------   ------------   ----------   ------------     -------
                                       (Pounds)m      (Pounds)m    (Pounds)m      (Pounds)m   (Pounds)m
   COST
   At 1 January 1999.................       44.8          149.6         17.7            5.8       217.9
   Additions.........................        0.3            3.3          1.3            9.2        14.1
   Disposals.........................       (0.2)          (1.1)        (0.7)            --        (2.0)
   Re-classifications................        0.3            8.9          0.5           (9.7)         --
   Arising on currency
    translation......................       (0.9)          (0.4)        (0.4)          (0.1)       (1.8)
                                            ----          -----         ----           ----       -----
   At 31 December 1999...............       44.3          160.3         18.4            5.2       228.2
                                            ----          -----         ----           ----       -----
   DEPRECIATION
   At 1 January 1999.................       15.3           89.2         11.9             --       116.4
   Disposals.........................       (0.2)          (0.6)        (0.9)            --        (1.7)
   Charge for the year...............        1.5           28.1          1.4             --        31.0
   Arising on currency
    translation......................       (0.4)          (0.3)        (0.2)            --        (0.9)
                                            ----          -----         ----           ----       -----
   At 31 December 1999...............       16.2          116.4         12.2             --       144.8
                                            ----          -----         ----           ----       -----
   NET BOOK AMOUNTS AT
    31 DECEMBER 1999.................       28.1           43.9          6.2            5.2        83.4
                                            ====          =====         ====           ====       =====
   Net book amounts at 31
    December 1998....................       29.5           60.4          5.8            5.8       101.5
                                            ====          =====         ====           ====       =====

   LAND AND BUILDINGS

                               1999       1998
                          ---------  ---------
                          (Pounds)m  (Pounds)m
   Freeholds............       28.1       29.5
   Long leaseholds......         --         --
                               ----       ----
                               28.1       29.5
                               ====       ====

                           HICKSON INTERNATIONAL PLC


The net book value of tangible fixed assets includes an amount of (Pounds)3.2m (1998 (Pounds)0.3m) in respect of assets held under finance leases.


14   INVESTMENTS


                                 Shares in
                                 ---------
                                associated         Other
                                ----------         -----
                              undertakings   investments        Total
                              ------------   -----------     --------
                                 (Pounds)m     (Pounds)m    (Pounds)m
   At 1 January 1999..........      3.0           1.2          4.2
   Movements in year..........      0.2          (0.4)        (0.2)
   Currency translation.......      0.1            --          0.1
                                    ---          ----         ----
   At 31 December 1999........      3.3           0.8          4.1
                                    ===          ====         ====

Other investments comprise 2,068,295 Company shares held by the Hickson International PLC Employee Trust.

The Trust was established in May 1996 and holds shares on trust for employees participating in the Hickson International Long Term Share Incentive Plan and the annual Deferred Bonus Scheme.

The trustees, who are based in Jersey and are independent of the Company, have wide powers to invest the Trust Fund and to apply the income and capital of the fund for the benefit of the beneficiaries, being the employees of the Group.

Conditional awards of zero cost options are made to Executive Directors and senior executives on an annual basis. The options are exercisable on performance conditions as determined by the Remuneration Committee. The estimated cost of each annual plan is amortised over its respective life.

At 31 December 1999, 3,500,176 shares are conditionally allocated against options which have not yet been exercised. As the number of awards outstanding exceeds the number of shares held by the trust a letter of undertaking has been given to the Trustees whereby the Company will provide sufficient funds in order to purchase the additional shares should they be required to satisfy the awards. The market value of shares held by the trust at 31 December 1999 was (Pounds)0.7m.

Income from the trust, net of operating costs, is included in the Group profit and loss account on an accruals basis. Dividend income has been waived. At 31 December 1999 the trust had cash on deposit of (Pounds)30,000 and no external loans/borrowings.


Group and associated undertakings

The value of interests in associated undertakings includes (Pounds)3.3m (1998 (Pounds)3.0m) in respect of the Group's share of post acquisition retained profits of those undertakings.

                           HICKSON INTERNATIONAL PLC


15 STOCKS

                                                  1999       1998
                                             ---------  ---------
                                             (Pounds)m  (Pounds)m
   Raw materials and consumables...........        9.6       10.5
   Work in process and finished goods......       20.3       23.9
                                                  ----       ----
                                                  29.9       34.4
                                                  ====       ====

16 DEBTORS

                                                     1999       1998
                                                ---------  ---------
                                                (Pounds)m  (Pounds)m
   Trade debtors..............................       32.9       33.0
   Amounts recoverable on contracts...........       11.4       11.0
   Amounts owed by Group undertakings.........         --         --
   Other debtors..............................        1.1        1.4
   Assets held for sale.......................        5.7        5.4
   Prepayments................................        3.4        3.6
                                                     ----       ----
                                                     54.5       54.4
                                                     ====       ====

Prepayments include prepaid pension costs of (Pounds)1.7m (1998 (Pounds)1.6m).

Amounts recoverable on contracts include (Pounds)2.1m falling due after more than one year (1998 (Pounds)nil).

17 CASH AT BANK AND IN HAND

                                               1999       1998
                                          ---------  ---------
                                          (Pounds)m  (Pounds)m
   Cash at bank and in hand.............       12.1        9.9
   Cash investments--liquid resources...        3.1        3.8
                                               ----       ----
                                               15.2       13.7
                                               ====       ====

Cash investments include cash deposits with maturities of less than 30 days.

                           HICKSON INTERNATIONAL PLC


18   CREDITORS

                                                   1999       1998
                                                  -----      -----
                                              (Pounds)m  (Pounds)m
  Amounts falling due within one year
  Bank overdrafts...........................        1.4         --
  Obligations under finance leases..........        0.1         --
  Trade creditors...........................       27.6       24.6
  Corporate taxation........................        4.3        2.6
  Other taxes and social security...........        1.3        1.2
  Other creditors...........................        3.4        6.7
  Accruals and deferred income..............       15.4       11.7
  Proposed dividends........................        1.7        2.8
                                                   ----       ----
                                                   55.2       49.6
                                                   ====       ====

19   CREDITORS

                                                   1999       1998
                                                  -----      -----
                                              (Pounds)m  (Pounds)m
  Amounts falling due after more than one year
  Medium term bank loans....................       36.0       42.4
  Obligations under finance leases..........        2.7        0.2
  Other creditors...........................        3.9        2.9
                                                   ----       ----
                                                   42.6       45.5
                                                   ====       ====

20   DERIVATIVES AND OTHER FINANCIAL INSTRUMENTS

The information that follows deals with the financial assets and liabilities, including financial derivatives as defined by Financial Reporting Standard 13 'Derivatives and other Financial Instruments: Disclosures'. Short term debtors and creditors have been taken into account in note (d) only.


(a)   Maturity of financial liabilities

The maturity profile of the Group's financial liabilities is as follows:

                           HICKSON INTERNATIONAL PLC


                                On demand      Between        Between                    Total
                                ---------      -------        -------                    -----
                                or within  one and two   two and five   More than    Financial
                                ---------  -----------   ------------   ---------    ---------
                                 one year        years          years  five years  liabilities
                                 --------        -----          -----  ----------  -----------
                                (Pounds)m    (Pounds)m      (Pounds)m   (Pounds)m    (Pounds)m
   Bank loans/overdrafts......        1.4           --           36.0          --         37.4
   Finance lease creditors....        0.1          0.7            1.0         1.0          2.8
                                      ---          ---           ----         ---         ----
   At 31 December 1999........        1.5          0.7           37.0         1.0         40.2
                                      ===          ===           ====         ===         ====
   Bank loans/overdrafts......         --          1.4           41.0          --         42.4
   Finance lease creditors....         --           --            0.2          --          0.2
                                      ---          ---           ----         ---         ----
   At 31 December 1998........         --          1.4           41.2          --         42.6
                                      ===          ===           ====         ===         ====

(b)   Borrowing facilities

In August 1997, the Group agreed a committed Revolving Credit Facility for a term of not less than 3 years with a number of core relationship banks. Since that time the Facility has been extended for a further two years to August 2002.

The Facility, which is unsecured, is cross-guaranteed by all material subsidiaries of the Group and is available for use at any time.

The undrawn balance is (Pounds)29.0m (1998 (Pounds)24.0m).


(c) Interest rate and currency profile of financial assets and financial liabilities

The currency and interest rate profile of the financial liabilities of the Group, after taking into account interest rate swaps is:

                                                                       Fixed rates
                                                                       -----------
                                                                    weighted average
                                                                    ----------------
                                                                 Interest  Fixed Period
                                                                 --------  ------------
                                 Floating      Fixed      Total    rate %      in years
                                 --------    -------    -------    ------      --------
                                (Pounds)m  (Pounds)m  (Pounds)m
   At 31 December 1999
   Sterling...................        0.1        5.0        5.1      5.98           4.9
   US Dollar..................        1.9       15.5       17.4      6.16           1.2
   Euro.......................       16.3         --       16.3        --            --
   Other......................        1.4         --        1.4        --            --
                                     ----       ----       ----      ----           ---
      Total...................       19.7       20.5       40.2      6.12           2.4
                                     ====       ====       ====      ====           ===
   At 31 December 1998
   Sterling...................       10.0        6.0       16.0      7.53           0.3
   US Dollar..................        2.0       15.5       17.5      6.16           2.2
   Euro.......................         --        7.7        7.7      5.32           1.0
   Other......................        1.4         --        1.4        --            --
                                     ----       ----       ----      ----           ---
      Total...................       13.4       29.2       42.6      6.22           1.5
                                     ====       ====       ====      ====           ===

                           HICKSON INTERNATIONAL PLC


The floating rates on the majority of interest bearing liabilities are based on London Inter Bank Offered Rates ('LIBOR').

The currency profile of the financial assets of the Group is:

                         1999       1998
                    ---------  ---------
                    (Pounds)m  (Pounds)m
   Sterling.......        6.7        8.4
   US Dollar......        2.3        2.1
   Euro...........        5.5        2.6
   Other..........        0.7        0.6
                         ----       ----
                         15.2       13.7
                         ====       ====

The financial assets comprise cash at bank and in hand and cash investments, and are all subject to floating rates of interest, based on local market rates.


(d)   Currency exposures

The table below shows the currency exposures arising on the monetary assets and monetary liabilities of the Group that are not denominated in the functional currency of the operating unit involved. This excludes certain non-sterling borrowings treated as hedges of net investments in overseas operations. As at 31 December 1999, these exposures were as follows:

                            Net foreign currency monetary
                                 assets/(liabilities)
   Functional Currency   Sterling    US Dollar       Euro      Other      Total
                        -----------  -----------  ---------  ---------  ---------
                          (Pounds)m    (Pounds)m  (Pounds)m  (Pounds)m  (Pounds)m
   Sterling...........           --        (1.4)        0.6        1.0        0.2
   US Dollar..........           --          --          --        0.1        0.1
   Euro...............           --         0.1          --        0.1        0.2
   Other..............           --         0.5          --        0.1        0.6
                        -----------        ----         ---        ---        ---
                                 --        (0.8)        0.6        1.3        1.1
                        ===========        ====         ===        ===        ===

The amounts shown in the table above take into account the effect of any forward contracts entered into to manage these currency exposures. As at 31 December 1999, the Group also held open various forward contracts that the Group had taken out to hedge expected future foreign currency sales and purchases.


(e)   Fair values of financial assets and financial liabilities

Set out below is a comparison by category of book values and fair values of the Group's financial assets and financial liabilities as at 31 December 1999.

                           HICKSON INTERNATIONAL PLC

                                                                           Book value   Fair value
                                                                           ----------   ----------
                                                                                 1999         1999
                                                                                 ----         ----
                                                                            (Pounds)m    (Pounds)m
  Primary financial instruments held or issued to finance the group's operations
      Cash at bank and in hand including cash investments..............         15.2         15.2
      Borrowings due within one year...................................         (1.5)        (1.5)
      Borrowings due after more than one year..........................        (38.7)       (38.7)
                                                                               -----        -----
  Derivative financial instruments held to manage the interest rate profile of the group:
      Interest rate swaps..............................................           --         (0.1)
                                                                               -----        -----
  Derivative financial instruments held or issued to hedge the currency exposure on expected future sales and purchases:
      Forward foreign currency contracts...............................           --         (0.1)

                                                                               =====        =====

The fair value of cash and bank borrowings equate to their book value because they are floating rate instruments and, as such, reprice frequently at market rates.

Market values have been used to determine the fair value of all swaps and forward foreign currency contracts.


(f)   Gains and losses on hedges

The Group uses hedging derivatives to manage certain interest rate risks and currency risks, using interest swaps and forward foreign currency contracts.

Gains and losses on instruments used for hedging are not recognised until the exposure that is being hedged is itself recognised. Unrecognised gains and losses on instruments used for hedging, and the movements therein, are as follows:

                                                                                Total Net
                                                                           Gains/(Losses)
                                                                           --------------
                                                                                (Pounds)m
  Gains and losses arising in 1999 that were not recognised in 1999.....            (0.2)
                                                                                    ----
  Of which:
     Gains and losses expected to be recognised in 2000.................            (0.1)
     Gains and losses expected to be recognised in 2001 or later........            (0.1)
                                                                                    ----

                           HICKSON INTERNATIONAL PLC


21   PROVISIONS FOR LIABILITIES AND CHARGES

                                                Environmental                 Insurance
                                                -------------                 ---------
                               Restructuring            Legal    Disposals       claims       Total
                               -------------            -----    ---------       ------       -----
                                   (Pounds)m        (Pounds)m    (Pounds)m    (Pounds)m   (Pounds)m
   Opening balance at 1
    January 1999.............            4.9             11.9          1.3          0.1        18.2
   Reclassification..........           (0.7)              --           --          0.9         0.2
   Created...................            1.7              1.8           --           --         3.5
   Utilisation...............           (4.0)            (1.3)        (0.3)        (0.1)       (5.7)
                                        ----             ----         ----         ----        ----
   Closing balance at 31
    December 1999............            1.9             12.4          1.0          0.9        16.2
                                        ====             ====         ====         ====        ====

Termination of certain operations at Castleford was provided for in 1998. The provision has been almost fully utilised in 1999. A further provision was made in 1999 for severance costs at the Castleford site. This provision will be fully utilised in 2000. The residual restructuring provision is largely to cover head office cost rationalisation and will be substantially utilised in 2000.

Environmental remediation programmes are being undertaken on a number of sites owned/formerly owned by the Group. Scale and timing of these remediation programmes are subject to negotiation with relevant local authorities. It is not possible to be precise over timing of the utilisation of these provisions other than to indicate that the bulk of the provision is expected to have been utilised in the next five years.

Legal provisions comprise the total financial impact of the jury's verdict, announced in 1998, on a civil litigation concerning wood preservative chemical spillage at a railroad yard in Tennessee in 1994. This provision should not be interpreted as the Director's view of the likely outcome of the appeal which is being prosecuted vigorously. The results of our appeal are expected within the next two years.

Provisions for disposals includes the residual costs associated with various businesses which were sold by the Group in recent years. The Group has retained a number of onerous lease contracts from businesses disposed of. Costs of these leases have been mitigated where possible by arranging sub-tenants. The provision represents management's estimate of the liability arising from these contracts. The leases have varying unexpired terms of up to 42 years.

A liability also exists to make disability payments to certain former employees, provided strict criteria are met. Utilisation of this provision is subjective as it is based on the former employees' health. The liability exists until the relevant employees reach age 65 resulting in the provision being fully utilised by 2016.

The Group's captive insurance subsidiary contains provision for liabilities arising from claims against insurance policies. Existing claims are expected to be settled within a three-year period.

                           HICKSON INTERNATIONAL PLC


Deferred Taxation

The potential liability for deferred taxation in respect of accelerated capital allowances and other short term timing differences for which no provision has been made in the accounts amounts to (Pounds)nil (1998 (Pounds)nil). Deferred taxation is not provided in respect of liabilities which may arise on the distribution of accumulated reserves of overseas subsidiary and associated undertakings.


22   CALLED UP SHARE CAPITAL

                                                               Allotted called up
                                                               ------------------
                                            Authorized            & fully paid
                                       --------------------       ------------
                                            1999       1998        1999        1998
                                       ---------  ---------  ----------  ----------
                                       (Pounds)m  (Pounds)m   (Pounds)m   (Pounds)m
   Ordinary shares of 25p each.......       61.3       61.3        44.0        44.0
   Unclassified shares of (Pounds)1          0.1        0.1          --          --
    each.............................       ----       ----        ----        ----
                                            61.4       61.4        44.0        44.0
                                            ====       ====        ====        ====

Movement in Share Capital during Year

                                                     Nominal
                                                     -------
                                           Number      value
                                    -------------  ---------
                                                   (Pounds)m
   At 1 January 1999..............    175,967,498       44.0
   Exercise of options at 40p.....          2,911         --
                                      -----------  ---------
   At 31 December 1999............    175,970,409       44.0

Options

At 31 December 1999 there were 5,783,574 (1998 6,516,003) options outstanding over ordinary shares in respect of Hickson share option schemes for staff.

                                      Number of shares                            Period
                                      ----------------                            ------
                                          under option             Price     exercisable
                                          ------------  ----------------     -----------
   Savings related share options.....        2,819,422        40p to 78p    2001 to 2004
   Executive share options...........        2,793,507       66p to 223p    1993 to 2007
   Executive share options (US)......          170,645    $2.18 to $3.16    1993 to 2005

The weighted average subscription price of all options outstanding at 31 December 1999 was 81p (1998 81p). During 1999 movements in the number of shares under option comprised 2,911 options exercised and 729,518 options lapsed or surrendered.

                           HICKSON INTERNATIONAL PLC


23   MOVEMENT IN SHAREHOLDERS' FUNDS

                                                                   Group
                                                     ---------------------------------
                                                        Share   Profit and
                                                        -----   ----------
                                             Share    premium         loss       Total       Total
                                             -----    -------         ----       -----       -----
                                           capital    account      account        1999        1998
                                           -------    -------      -------        ----        ----
                                         (Pounds)m  (Pounds)m    (Pounds)m   (Pounds)m   (Pounds)m
   Retained (loss) for the financial
    year...............................         --         --       (21.0)      (21.0)       (2.3)
   Currency translation adjustment.....         --         --        (0.8)       (0.8)        0.5
                                              ----       ----       -----       -----        ----
                                                --         --       (21.8)      (21.8)       (1.8)
   At 1 January........................       44.0       24.5        26.4        94.9        96.7
                                              ----       ----       -----       -----        ----
   At 31 December......................       44.0       24.5         4.6        73.1        94.9
                                              ====       ====       =====       =====        ====

Since 1982 cumulative goodwill written off against the Group's reserves, net of goodwill relating to disposals, amounts to approximately (Pounds)69m (1998 (Pounds)69m).

24   CONTINGENT LIABILITIES

In the normal course of business the Group has given guarantees and counter indemnities in respect of commercial transactions and has entered into forward contracts for the sale and purchase of foreign currencies by reference to its forecast requirements.

25   FINANCIAL COMMITMENTS

Pensions

The Group operates a number of pension schemes throughout the world. The major scheme operates in the United Kingdom and is a funded defined benefit scheme. The assets of this scheme are held in a separate trustee administered fund and are managed by outside investment managers.

Contributions to the main United Kingdom scheme are charged to the profit and loss account so as to spread the cost of pensions over the employees' average remaining service lives. The contributions are determined by a qualified actuary on the basis of triennial valuations using the projected unit method. The last formal valuation was carried out as at 1 January 1997. The main long term actuarial assumptions adopted in that valuation were that investment returns would be 9.0% per annum, that earnings increases and increases to pensions in payment would average 7.5% per annum and 5.0% per annum respectively and that dividends on equities would increase by 5.0% per annum. This valuation shows a market value of scheme assets of (Pounds)86.6 million and the actuarial value of these assets represents 99% of the benefits that had accrued to members, after allowing for expected future increases in earnings. In the case of one minor scheme operating for the benefit of certain United Kingdom employees, the actuarial value of assets represented 98% of the accrued liabilities.

                           HICKSON INTERNATIONAL PLC


The Group pension charge for the year was (Pounds)2.8m (1998 (Pounds)3.1m), after allowing for the amortisation of surpluses and deficiencies over the average remaining service lives of employees.


Operating Leases

The Group has total commitments under operating leases which cannot be cancelled as follows:

                                                                Plant, machinery
                                                                ----------------
                                            Land and buildings    and vehicles
                                            ------------------    ------------
                                                 1999       1998        1999       1998
                                            ---------  ---------  ----------  ---------
                                            (Pounds)m  (Pounds)m  (Pounds)m   (Pounds)m
   Expiry within one year.................        0.4        0.4         0.9        0.9
   Expiry between one and five years......        1.0        1.1         1.0        1.1
   Expiry after five years................        0.3        0.3         2.4         --
                                                 ----       ----        ----       ----
                                                  1.7        1.8         4.3        2.0
                                                 ====       ====        ====       ====

Future Capital Expenditure

                             1999       1998
                          -------    -------
                        (Pounds)m  (Pounds)m
   Contracted for.....        2.2        1.7


26   RELATED PARTY TRANSACTIONS

During the year the Group sold protection and coating products amounting to (Pounds)2.1m (1998 (Pounds)2.3m) to its associated undertakings. At 31 December 1999 the Group was owed (Pounds)0.6m (1998 (Pounds)0.3m) in respect of trading with its associated undertakings.

                 PRINCIPAL SUBSIDIARY & ASSOCIATED UNDERTAKINGS

                                                                             Principal products
                                                                  -----------------------------
SUBSIDIARY UNDERTAKINGS
*Hickson & Welch Ltd., Castleford, West Yorkshire, England.......             Organic chemicals
 Hickson DanChem Corporation, Danville, Virginia, USA............             Organic chemicals
 Hickson Coatings Italia SpA, Bologna, Italy.....................         Coatings and lacquers
 Hickson Coatings France SA, Paris, France.......................         Coatings and lacquers
*Hickson Coatings UK Ltd., Knottingley, West Yorkshire,
  England........................................................         Coatings and lacquers
*Hickson Timber Products Ltd., Knottingley, West Yorkshire,
  England........................................................   Timber protection chemicals
 Hickson-Garantor Nederland BV, Nijmegen, Holland................   Timber protection chemicals
 Hickson Corporation, Atlanta, Georgia, USA......................   Timber protection chemicals

                           HICKSON INTERNATIONAL PLC

ASSOCIATED UNDERTAKINGS

Hemel Emprenye Sanayi ve Ticaret AS. (33%)......................    Timber protection chemicals
Koppers-Hickson Investments Pty Ltd. (49%)......................    Timber protection chemicals
Proteccion de Madera Ltda. (50%)................................    Timber protection chemicals

Except where described these undertakings are wholly owned and operate in the country of incorporation or registration as shown. All are included in the consolidated accounts. A full list of subsidiary undertakings will be annexed to the annual return for the Company.

The results for Koppers-Hickson Investments Pty Ltd included in the Group results for the year to 31 December 1999 are based on the audited accounts of the associated undertaking for the eleven month period to 30 November 1999 and the management accounts for the subsequent period to 31 December 1999.

The businesses, assets and liabilities of Hickson & Welch Ltd., Hickson Coatings UK Ltd. and Hickson Timber Products Ltd. are held by Hickson Ltd. and these companies trade as agents for Hickson Ltd*.

*Directly owned by Hickson International PLC.


Associated Undertakings

Further details of the Group's interests in associated undertakings are set out below:

                                                                     Country of
                                                                     ----------
                                Capital and   Profit for last     incorporation
                                -----------   ---------------     -------------
                                   reserves    financial year     and operation       Issued share capital
                                   --------    --------------     -------------     ----------------------
Hemel Emprenye Sanayi
 ve Ticaret AS...............       TL378bn           TL158bn            Turkey                     TL75bn
Koppers-Hickson
Investments Pty Ltd..........       A$15.7m            A$2.9m       Australasia            A$3,060,000 'A'
                                                                    S. Africa &      shares of $1 each and
                                                                      S.E. Asia            A$2,940,000 'B'
                                                                                         shares of $1 each
Proteccion de Madera
 Ltda........................       Ch$392m         Ch$259.8m             Chile              Ch$10,000,000
                                                                                       shares of Ch$1 each

The Group's share of their contingent liabilities was (Pounds)nil. There were no capital commitments at 31 December 1999.

                           HICKSON INTERNATIONAL PLC

27 SUMMARY OF PRINCIPAL DIFFERENCES BETWEEN UNITED KINGDOM AND UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES

The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United Kingdom ("UK GAAP"), which differ in certain material respects from generally accepted accounting policies in the United States ("US GAAP"). Such differences involve methods for measuring the amounts shown in the financial statements.

The following is a summary of the material adjustments to consolidated profit for the financial year and consolidated shareholders' funds that would have been required in applying the significant differences between UK and US GAAP.

      Reconciliation of consolidated (loss) profit for the financial year

                                                                                    Year ended December 31
                                                                                 ---------------------------
                                                            Note                    1999             1998
                                                                                  (Pounds)m        (Pounds)m
                                                                                 ----------       ----------
(Loss) profit for the financial year under UK GAAP                                    (18.2)             0.5
  US GAAP adjustments:
     Goodwill amortisation                                            (i)              (4.9)            (2.3)
     Revenue recognition                                             (ii)               1.1             (0.9)
     Pensions                                                       (iii)              (1.8)            (1.6)
     Deferred taxation                                               (iv)              (3.8)             1.6
     Options                                                          (v)               0.4                -
     Restructuring costs                                             (vi)              (0.3)            (1.0)
     Capitalisation of interest                                     (vii)                 -              0.1
     Hedging transactions                                          (viii)                 -             (0.1)
     Taxation effect of US GAAP adjustments                                             0.2              1.1
                                                                                 ----------       ----------

     Total US GAAP adjustments                                                         (9.1)            (3.1)
                                                                                 ----------       ----------

Loss for the financial year under US GAAP                                             (27.3)            (2.6)
                                                                                 ==========       ==========

Presentation of loss per share under US GAAP

                        Basic                                                        (15.70)p          (1.49)p
                       Diluted                                                       (15.70)p          (1.49)p

                           HICKSON INTERNATIONAL PLC


Reconciliation of consolidated shareholders' funds

                                                                                          Year ended December 31
                                                                                       --------------------------
                                                                   Note                    1999            1998
                                                                                        (Pounds)m       (Pounds)m
                                                                                      -----------      ----------
         Shareholders' funds under UK GAAP                                                   73.1            94.9
               US GAAP adjustments:
                 Goodwill                                                  (i)               68.5            68.5
                 Goodwill amortisation                                     (i)              (26.8)          (21.9)
                 Revenue recognition                                      (ii)               (4.4)           (5.5)
                 Pensions                                                (iii)              (14.3)          (20.5)
                 Deferred taxation                                        (iv)                2.2             6.0
                 Options                                                   (v)               (0.8)           (1.2)
                 Restructuring costs                                      (vi)                1.6             1.9
                 Capitalisation of interest                              (vii)                2.9             2.9
                 Hedging transactions                                   (viii)               (0.1)           (0.1)
                 Ordinary dividends                                       (ix)                1.7             1.7
                 Taxation effect of US GAAP adjustments                                       4.7             7.0
                                                                                            -----           -----
                 Total US GAAP adjustments                                                   35.2            38.8
                                                                                            -----           -----
         Shareholders' funds under US GAAP                                                  108.3           133.7
                                                                                            -----           -----

A summary of the principal differences giving rise to the above adjustments, applicable to the Group are set out below:


(i)   Goodwill and amortisation

Both UK GAAP and US GAAP now require purchase consideration to be allocated to the net assets acquired at their fair value on the date of acquisition, with the difference between the consideration and the fair value of the identifiable net assets recorded as goodwill. Under UK GAAP for periods ending prior to January 1, 1998 goodwill could be written off directly to the profit and loss reserve in the year of acquisition and this was the policy followed by the Group up to this time. If a subsidiary or a business is subsequently sold or closed, previously written off goodwill which was the result of the initial acquisition is taken into account in determining the profit or loss on sale or closure

For the purposes of US GAAP, all goodwill written off against reserves under UK GAAP has been reinstated as an asset on the balance sheet and is being amortised using the straight line method over an estimated useful life of 30 years.

                           HICKSON INTERNATIONAL PLC


(ii)      Revenue recognition

Revenues are generally recognised when goods are shipped to customers or services rendered, less provision, if any, for estimated returns. Two products which provide significant revenues and profits to Organic Chemicals have been accounted for as long-term contracts under UK GAAP, SSAP 9 Stocks and long-term contracts, in 1999, 1998 and prior years. Guidance under US GAAP on revenue recognition contains more specific criteria which must apply for long-term contract accounting to be accepted. Under US GAAP; revenue is recognised on these products when they have been shipped and the risk of loss has passed to the customer.

(iii)     Pensions

The Group operates a number of pension schemes for its employees throughout the world. The major scheme operates in the UK and is a funded defined benefit scheme.

Under UK GAAP the cost of providing pension benefits is expensed over the average expected service lives of eligible employees in accordance with the provisions of Statement of Standard Accounting Practice 24 (SSAP 24) Accounting for Pension Costs. SSAP 24 aims to produce an estimate of cost based on long-term actuarial assumptions. Variations from the regular pension cost arising from, for example, experience deficiencies or surpluses, are charged or credited to the profit and loss account over the expected average remaining service lives of current employees in the schemes.

Under US GAAP, the annual pension cost comprises the estimated cost of benefits accruing in the period as determined in accordance with Statement of Financial Accounting Standards 87 (SFAS 87) Employers Accounting for Pensions, which requires readjustment of the significant actuarial assumptions annually to reflect current market and economic conditions. Under SFAS 87, part of the excess of plan assets over plan liabilities (surplus) or excess of plan liabilities over plan assets (net deficit) has been recognised in the balance sheet as appropriate. The remainder of the unrecognised surplus is spread over the employees' remaining service lifetimes, subject to the corridor allowed by SFAS 87. Pursuant to SFAS 87 the Group recorded an additional minimum pension liability adjustment of (Pounds)9.1 million as of 31 December 1998, representing the amount by which the accumulated benefit obligation exceeded the fair value of the plan assets plus accrued amounts previously unrecognised. The additional liability has been offset by an intangible asset to the extent of previously unrecognised prior service costs of (Pounds)1 million as of 31 December 1998. Additional minimum pension liabilities are recorded as a separate component of shareholders' funds and would be presented net of tax, which at 31 December 1998 was (Pounds)2.5 million. The tax effect associated with the additional minimum liability is shown in the reconciliation on the line "Taxation effect of US GAAP adjustments." As of 31 December 1999 there is no additional minimum pension liability and accordingly no intangible asset.

                           HICKSON INTERNATIONAL PLC


(iv)      Taxation

Deferred taxation

Under UK GAAP, a provision is recorded for deferred taxation under the liability method, at the expected applicable rates, to the extent that such taxation is expected to crystallise within the foreseeable future. This means that the full potential liability is not necessarily provided. Additionally, deferred tax assets are recognised only when they are expected to be recoverable within the foreseeable future.

Under US GAAP, deferred taxation is provided for on a full liability basis. Under the full liability method, deferred taxation assets or liabilities are recognised for differences between the financial and taxation basis of assets and liabilities and for tax loss carry forwards at the statutory rate at each reporting date. A valuation allowance is established when it is more likely than not that some portion or all of the deferred taxation assets will not be realised.

(v)       Options

Employee share option plan (ESOP)

An employee share option plan has been established in order to fulfill obligations in respect of options issued under certain employee share option schemes. Under UK GAAP the Company's ordinary shares held by the employee share trust are included at historic net book value, less any impairment, in investments. Under US GAAP, such shares are carried at cost, treated as treasury stock and included as a debit in shareholders' equity. An impairment write-down of (Pounds)0.4m was recorded under UK GAAP during 1999, and accordingly this write-down has been reversed under US GAAP.

Save As You Earn scheme (SAYE)

Inland Revenue approved SAYE schemes for all employees were established in 1996 and 1998. Under the scheme, employees were invited to save a portion of their monthly salary over a period of five years. At the end of this period, the employee had the option to purchase Ordinary Shares with the accumulated funds at a purchase price determined on commencement of the scheme. The terms of the 1998 scheme provided a discount of 19.2% on the market price prevailing at the time of the employee's participation in the plan commenced. No discount was provided in the 1996 scheme. Under UK GAAP, the Group is not required to recognise compensation cost under SAYE schemes approved by the Inland Revenue which provide discounts below 20%. Under US GAAP, the discount offered by non-compensatory schemes may not exceed 15%. Accordingly, the SAYE Scheme is a compensation scheme and therefore the compensation expense is recognised in accordance with APB 25, Accounting for Stock Issued to Employees. The cost of the discount, representing the difference between the market price on commencement of the scheme and the discounted option price, is expensed over the vesting period of the scheme under US GAAP.

                           HICKSON INTERNATIONAL PLC

The effect on the net income of the above option scheme under US GAAP is, however, not material.

Long term incentive plan

A long term share incentive plan was in effect from 1996 through 1999. This plan granted zero cost options to senior management. In order for the options to be exercisable, certain performance criteria must be met. Under UK GAAP, as a conditional share option arrangement, the excess of the fair value of the shares at the date of the grant over the exercise price is written off over the service period to which the shares relate, after taking into account the likelihood of whether or not the performance criteria will be satisfied. Under US GAAP, this plan is considered a variable plan, and compensation expense is calculated based upon the current market price of the stock, after taking into consideration vesting criteria and the likelihood of whether or not the performance criteria will be satisfied. However, as it is unlikely that the performance criteria will be met, no expense has been recognised under either UK GAAP or US GAAP.

(vi)      Restructuring costs

Under UK GAAP, prior to the implementation of Financial Reporting Standard 12 (FRS 12) Provisions, Contingent Liabilities and Contingent Assets in 1999, the recognition of restructuring provisions was allowable when a decision was taken to restructure part of a company's operations, and no specific criteria had to be fulfilled. US GAAP requires a number of specific criteria to be met before such anticipated costs can be recognised as a liability. Costs which do not meet the specific criteria under US GAAP are recognised as liabilities only when an obligation exists to pay cash or otherwise sacrifice assets. Following implementation of FRS 12 criteria similar to that set forth under US GAAP must be met before a provision may be recorded under UK GAAP.

The majority of the adjustment under US GAAP relates to timing of the recognition of voluntary severance arrangements.

(vii)     Capitalisation of interest

There is no requirement under UK GAAP at December 31, 1998 and 1999 to capitalise interest. Under US GAAP, SFAS 34 Capitalisation of interest cost, requires interest incurred as part of the costs of constructing fixed assets to be capitalised and amortised over the life of the assets. The resulting adjustment takes into consideration the capitalisation of interest, as well as any depreciation taken in subsequent periods.

                           HICKSON INTERNATIONAL PLC


(viii)    Hedging transactions

Foreign exchange hedging transactions

Under UK GAAP, gains or losses arising on foreign exchange forward contracts taken out in respect of anticipated trading receipts from overseas subsidiaries may be deferred and recognised at the time of the trading receipt; whereas, under US GAAP, such gains or losses may only be deferred where there is a firm foreign currency commitment. As the Group takes forward exchange contracts based on a rolling 12 month forecast, the contracts do not meet the hedge criteria under US GAAP; the contracts are therefore accounted for as speculative contracts.

(ix)      Ordinary dividends

Under UK GAAP, ordinary dividends are recorded for in the period in which they relate, although approval of the final dividend may not take place until the Annual General Meeting subsequent to the year-end. Under US GAAP, such dividends are provided for in the year in which they are declared and approved by the Board of Directors.

Cash flow information

Under UK GAAP, the Consolidated Cash Flow Statements are presented in accordance with FRS 1, as revised, Cash Flow Statements. The statements prepared under FRS 1 present substantially the same information as that required under US GAAP as interpreted by SFAS 95 Statement of Cash Flows.

The definition of "cash flow" differs between UK and US GAAP. Cash flow under UK GAAP represents increases or decreases in "cash", which comprises cash in hand and repayable on demand overdrafts. Under US GAAP, cash flow represents increases or decreases in "cash and cash equivalents", which include short term, highly liquid investments with original maturities of less than 90 days, and exclude overdrafts, unless a right of set-off exists.

                           HICKSON INTERNATIONAL PLC

Under UK GAAP, cash flows are presented for operating activities; dividends received from partnerships and other associates; returns on investments and servicing of finance; taxation; capital expenditure and financial investment; acquisitions and disposals; equity dividends paid; management of liquid resources and financing. US GAAP requires the classification of cash flows as resulting from operating, investing and financing activities.

Cash flows under UK GAAP in respect of interest received, interest paid, investment income and taxation would be included within operating activities under US GAAP. Capital expenditure and financial investment, dividends received from partnerships and associates, and cash flows from acquisitions and disposals would be included within investing activities under US GAAP. Equity dividends paid would be included within financing activities under US GAAP. Management of liquid resources may be included within financing activities or the liquid resources may be considered a cash equivalent under US GAAP, depending on the nature of the liquid resources.

A summary of the Group's operating, investing and financing activities, classified in accordance with US GAAP, are as follows:

                                                                        1999               1998
                                                                      (Pounds)m          (Pounds)m

Net cash provided by operating activities                                  21.8               11.9
Net cash used in investing activities                                     (13.9)             (14.4)
Net cash (used in) provided by financing activities                        (6.1)               1.6
Foreign exchange differences                                               (0.3)                 -
                                                                      ---------          ---------
                                                                            1.5               (0.9)
Net increase (decrease) in cash and cash equivalents
Cash and cash equivalents under US GAAP at the beginning of the
year                                                                       13.7               14.6
Cash and cash equivalents under US GAAP at the end of the year             15.2               13.7

                         INTERIM FINANCIAL STATEMENTS

                           HICKSON INTERNATIONAL PLC
                     CONSOLIDATED PROFIT AND LOSS ACCOUNT
                                  (unaudited)

                                                                 Six Months Ended         Six Months Ended
                                                                   June 30, 2000            June 30, 1999
                                                                     (pounds)m                (pounds)m               Note
                                                               ---------------------    ---------------------     ------------
Turnover by principal activity
    Organic Chemicals                                                           24.9                     29.5
    Protection & Coatings                                                       82.1                     78.5
                                                               ---------------------    ---------------------

Total turnover                                                                 107.0                    108.0          2

Operating profit/(loss) by principal activity
    Organic Chemicals                                                           (3.7)                    (1.0)
    Protection & Coatings                                                        9.0                      7.3
    Group costs                                                                 (1.1)                    (1.6)
                                                               ---------------------    ---------------------

Operating profit before exceptionals                                             4.2                      4.7
Exceptional costs                                                               (1.0)                       -
                                                               ---------------------    ---------------------

Operating profit                                                                 3.2                      4.7
Interest                                                                        (1.1)                    (1.3)
                                                               ---------------------    ---------------------

Profit before taxation                                                           2.1                      3.4          2
Taxation                                                                        (2.0)                    (0.8)
                                                               ---------------------    ---------------------

Profit after taxation                                                            0.1                      2.6
Dividends                                                                          -                     (1.1)
                                                               ---------------------    ---------------------

Retained profit                                                                  0.1                      1.5
                                                               =====================    =====================

Earnings per share:
    before exceptional items                                                                                           3
    Basic                                                                       0.63p                    1.50p
    Diluted                                                                     0.63p                    1.49p
    after exceptional items                                                                                            3
    Basic                                                                       0.06p                    1.50p
    Diluted                                                                     0.06p                    1.49p

Dividends per share                                                               nil                    0.60p         4

                           HICKSON INTERNATIONAL PLC
                        SUMMARIZED CASH FLOW STATEMENTS
                                  (unaudited)

                                                       Six Months Ended         Six Months Ended
                                                         June 30, 2000            June 30, 1999
                                                            (pounds)m                (pounds)m              Note
                                                       -------------------      -------------------     ------------
Cash flows from operating activities before                            3.7                     10.3          5
    exceptional costs

Exceptional costs                                                     (3.7)                    (4.1)
                                                       -------------------      -------------------
Cash flows from operating activities                                     -                      6.2


Returns on investments and servicing of finance
Net interest paid                                                     (1.1)                    (1.3)

Taxation                                                              (0.8)                    (0.2)

Net capital expenditure                                               (3.3)                    (4.7)


Acquisitions and disposals
Purchase of subsidiary undertakings                                   (1.0)                       -

Other items                                                           (0.1)                       -

Equity dividends paid                                                 (1.7)                    (2.8)
                                                       -------------------      -------------------
Net cash outflow/(inflow) before financing                            (8.0)                    (2.8)

Management of liquid resources                                         0.2                      2.1

Financing
New loans and finance leases                                           8.0                      2.5
                                                       -------------------      -------------------
                                                                       8.0                      2.5
                                                       -------------------      -------------------
Increase in net cash                                                   0.2                      1.8
                                                       ===================      ===================

                           HICKSON INTERNATIONAL PLC
                          RECONCILIATION OF NET DEBT
                                  (unaudited)

                                                                 Six Months Ended         Six Months Ended
                                                                   June 30, 2000            June 30, 1999
                                                                      (pounds)m                (pounds)m            Note
                                                               ---------------------    ---------------------     -------
Increase in net cash                                                             0.2                      1.8
Cash inflow from new loans and lease financing                                  (8.0)                    (2.5)
Cash outflow from management of liquid resources                                (0.2)                    (2.1)
Borrowings of subsidiary acquired                                               (0.5)                       -
                                                               ---------------------    ---------------------

Change in net debt resulting from cashflows                                     (8.5)                    (2.8)
Translation difference                                                          (1.2)                    (0.6)
                                                               ---------------------    ---------------------

Movement in net debt in the period                                              (9.7)                    (3.4)
Opening net debt                                                               (25.0)                   (28.9)
                                                               ---------------------    ---------------------

Closing net debt                                                               (34.7)                   (32.3)       6
                                                               =====================    =====================

Gearing %                                                                         47%                      33%

                           HICKSON INTERNATIONAL PLC
                          CONSOLIDATED BALANCE SHEETS
                                  (unaudited)

                                                                June 30, 2000             June 30, 1999
                                                                  (pounds)m                 (pounds)m
                                                              -----------------        ------------------
Fixed assets
Tangible fixed assets                                                      82.5                     101.0
Intangible fixed assets                                                     1.3                         -
Investments                                                                 4.0                       4.3
                                                              -----------------        ------------------
                                                                           87.8                     105.3
                                                              -----------------        ------------------
Current assets
Stocks                                                                     30.8                      36.8
Debtors                                                                    62.5                      53.9
Cash at bank and in hand                                                   15.4                      13.2
                                                              -----------------        ------------------
                                                                          108.7                     103.9

Creditors:  amounts falling due within one year                           (58.4)                    (52.3)
                                                              -----------------        ------------------

Net current assets                                                         50.3                      51.6
                                                              -----------------        ------------------

Total assets less current liabilities                                     138.1                     156.9

Creditors:  amounts falling due after more than one year                  (50.1)                    (46.2)

Provisions for liabilities and charges                                    (14.2)                    (14.0)
                                                              -----------------        ------------------

Net assets                                                                 73.8                      96.7
                                                              =================        ==================

Capital and reserves
    Called up share capital                                                44.0                      44.0
    Share premium account                                                  24.5                      24.5
    Profit and loss account                                                 5.3                      28.2
                                                              -----------------        ------------------

Shareholders' funds                                                        73.8                      96.7
                                                              =================        ==================

                           HICKSON INTERNATIONAL PLC
                          NOTES TO THE INTERIM REPORT
                                  (unaudited)


1.   Nature of financial information
     The financial information for the six months to June 30, 2000, which has been neither audited nor reviewed by our auditors, has been prepared on the basis of the accounting policies set out in the annual accounts for the year ended December 31, 1999.
     Full accounts, which received an unqualified audit report, have been filed with the Registrar of Companies.

2.   Associated undertakings
     Turnover and profit before taxation includes the following amounts in respect of associated undertakings:

                                     Six Months Ended        Six Months Ended
                                       June 30, 2000           June 30, 1999
                                         (pounds)m               (pounds)m
                                    --------------------    ------------------
     Turnover                                        4.8                   5.0
     Profit before taxation                          0.7                   0.3
                                    --------------------    ------------------

3.   Earnings per share
     In view of the significance of the exceptional items in the year ended December 31, 1999, the Directors consider it appropriate to disclose earnings per share calculated both before and after such items:


                                                                 Six Months Ended         Six Months Ended
                                                                   June 30, 2000            June 30, 1999
                                                                     (pounds)m                (pounds)m
                                                               ----------------------   ----------------------
     Profit/(loss) on ordinary activities attributable to                         0.1                      2.6
         Hickson International PLC
     Rationalization costs                                                        1.0                        -
                                                               ----------------------   ----------------------
     Earnings for the period before exceptional items                             1.1                      2.6
                                                               ======================   ======================

                           HICKSON INTERNATIONAL PLC
                    NOTES TO THE INTERIM REPORT - Continued
                                  (unaudited)

                                                                   June 30, 2000            June 30, 1999
                                                                   -------------            -------------
     Weighted average number of:                                     Number (m)               Number (m)
         Ordinary shares in issue during the year                              176.0                    176.0
         Shares held by share trust                                             (2.1)                    (2.1)
                                                               ---------------------    ---------------------
     Basic                                                                     173.9                    173.9
     Effect of dilutive options                                                    -                      0.4
                                                               ---------------------    ---------------------
     Diluted                                                                   173.9                    174.3
                                                               =====================    =====================

     Earnings per share before exceptional items                       Pence                    Pence
     Basic                                                                      0.63p                    1.50p
     Diluted                                                                    0.63p                    1.49p

     Earnings per share after exceptional items
     Basic                                                                      0.06p                    1.50p
     Diluted                                                                    0.06p                    1.49p

4.   Interim dividend
     There is no interim dividend proposed
     (1999 0.60p per share)

5.   Cash Flows from Operating Activities

                                                                 Six Months Ended         Six Months Ended
                                                                   June 30, 2000            June 30, 1999
                                                                     (pounds)m                (pounds)m
                                                               ---------------------    ---------------------
Operating profit excluding associated undertakings                               3.5                      4.4
    and exceptional items
Dividends received from associated undertakings                                  0.2                      0.2
Depreciation                                                                     5.3                      6.0
Decrease/(increase) in working capital
    Stocks                                                                      (0.1)                    (2.7)
    Debtors                                                                     (5.9)                    (0.2)
    Creditors                                                                    0.7                      2.6
                                                               ---------------------    ---------------------
Net cash inflow from operating activities                                        3.7                     10.3
                                                               =====================    =====================

6.  Net Debt

                                                                 Six Months Ended         Six Months Ended
                                                                   June 30, 2000            June 30, 1999
                                                                     (pounds)m                (pounds)m
                                                               ---------------------    ---------------------
Debt repayable
    Between one and two years                                                   (1.9)                    (1.5)
Dividends received from associated undertakings                                (48.2)                   (44.0)
                                                               ---------------------    ---------------------
Depreciation                                                                   (50.1)                   (45.5)
Decrease/(increase) in working capital
Cash at bank and in hand                                                        15.4                     13.2
                                                               ---------------------    ---------------------
Net debt                                                                       (34.7)                   (32.3)
                                                               =====================    =====================

                           HICKSON INTERNATIONAL PLC
                    NOTES TO THE INTERIM REPORT - Continued
                                  (unaudited)

7. UK to US GAAP Adjustments

                                                                           Six months ended June 30
                                                               -----------------------------------------------
                                                                                2000                     1999
                                                                           (pounds)m                (pounds)m
                                                               ---------------------    ---------------------
Profit for the financial year under UK GAAP                                      0.1                      2.6
US GAAP adjustments
Goodwill amortisation                                                           (1.2)                    (1.2)
Revenue recognition                                                              0.5                      3.4
Pensions                                                                         0.6                     (0.9)
Deferred taxation                                                               (0.3)                    (1.9)
Restructuring costs                                                             (1.6)                    (1.3)
Hedging transactions                                                             0.1                     (0.1)
Taxation effect of US GAAP adjustments                                           0.1                     (0.4)
                                                               ---------------------    ---------------------

Total US GAAP adjustments                                                       (1.8)                    (2.4)
                                                               ---------------------    ---------------------

(Loss)/profit for the period under US GAAP                                      (1.7)                     0.2
                                                               =====================    =====================

Presentation of earnings/(loss) per share under US GAAP

Basic                                                                          (0.98)p                   0.17p
Diluted                                                                        (0.98)p                   0.17p

Reconciliation of consolidated shareholders' funds
                                                                                   June 30
                                                               ----------------------------------------------
                                                                                2000                     1999
                                                               ---------------------    ---------------------
                                                                           (pounds)m                (pounds)m

Shareholders' funds under UK GAAP                                               73.8                     96.7
US GAAP adjustments:
Goodwill                                                                        68.5                     68.5
Goodwill amortisation                                                          (28.0)                   (23.1)
Revenue recognition                                                             (3.9)                    (2.1)
Pensions                                                                       (13.7)                   (17.4)
Deferred taxation                                                                1.9                      4.1
Options                                                                         (0.8)                    (1.2)
Restructuring costs                                                                -                      0.6
Capitalisation of interest                                                       2.9                      2.9
Ordinary dividends                                                                 -                      1.1
Taxation effect of US GAAP adjustments                                           4.8                      5.3
                                                               ---------------------    ---------------------

Total US GAAP adjustments                                                       31.7                     38.7
                                                               ---------------------    ---------------------

Shareholders' funds under US GAAP                                              105.5                    135.4
                                                               =====================    =====================